Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, par value $0.01 per share, of Cracker Barrel Old Country Store, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

LION FUND II, L.P.

By:	/s/ Sardar Biglari
Sardar Biglari, Chairman and Chief Executive Officer of Biglari Capital Corp., its general partner
Date:	05/21/2025

BIGLARI CAPITAL CORP.

By:	/s/ Sardar Biglari
Sardar Biglari, Chairman and Chief Executive Officer
Date:	05/21/2025

First Guard Insurance Company

By:	/s/ Sardar Biglari
Sardar Biglari, Authorized Signatory
Date:	05/21/2025

Southern Pioneer Property and Casualty Insurance Company

By:	/s/ Sardar Biglari
Sardar Biglari, Authorized Signatory
Date:	05/21/2025

Biglari Reinsurance Ltd.

By:	/s/ Sardar Biglari
Sardar Biglari, Chairman and Chief Executive Officer
Date:	05/21/2025

Biglari Insurance Group Inc.

By:	/s/ Sardar Biglari
Sardar Biglari, Chairman of the Board
Date:	05/21/2025

Biglari Holdings Inc.

By:	/s/ Sardar Biglari
Sardar Biglari, Chairman and Chief Executive Officer
Date:	05/21/2025

BIGLARI, SARDAR

By:	/s/ Sardar Biglari
Sardar Biglari
Date:	05/21/2025